UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2007

PRESSTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

55 Executive Drive
Hudson, New Hampshire	03051-4903

(Address of Principal Executive Offices)	(Zip Code)

(603) 595-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 16, 2007, the Company filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (SEC) with regard to its Annual Report on Form 10-K for the year ended December 30, 2006 (2006 Form 10-K), indicating that the Company would not be able to timely file its 2006 Form 10-K, nor could it represent that it would be able to file its 2006 Form 10-K by the extended due date of March 30, 2007.

Based on the foregoing, on April 3, 2007, the Company received a NASDAQ Staff Determination notifying the Company that the failure to timely file the 2006 Form 10-K constitutes a failure to satisfy the filing requirement for continued listing under NASDAQ Marketplace Rule 4310(c) (14) and, therefore, trading in the Company’s securities will be suspended at the open of business on April 12, 2007 and that the Company’s securities will be delisted from the NASDAQ Stock Market (the “Delisting Notice”), unless the Company requests an appeal of the determination.

The Company intends to file its 2006 Form 10-K within the next few days, at which time the Company expects to be in compliance with NASDAQ Marketplace Rule 4310(c) (14). Thus, upon the filing of the 2006 Form 10-K, the Company expects that the NASDAQ Staff will withdraw the Delisting Notice and that the hearing before the NASDAQ Listing Qualifications Panel will not be necessary.

In any event, the Company intends to request an appeal and hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination.  The hearing request will stay the suspension of trading and delisting of the Company's securities pending the issuance of the Panel's decision.  However, there can be no assurance that the Panel will grant the Company's request. .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
Date: April 9, 2007	/s/ Jeffrey Cook
Jeffrey Cook Senior Vice President and Chief Financial Officer